As filed with the Securities and Exchange Commission on April 8, 2016

Registration No. 333-210443

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington,  DC 20549

Pre-Effective Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Evans Bancorp, Inc. (Exact name of registrant as specified in its charter) New York (State or other jurisdiction of incorporation or organization) 161332767 (I.R.S. Employer Identification No.)

One Grimsby Drive, Hamburg, New York 14075, (716) 926-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

David J. Nasca

President and Chief Executive Officer

Evans Bancorp, Inc.

One Grimsby Drive

Hamburg, New York 14075

(716) 926-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

John J. Gorman, Esq.

Luse Gorman, PC

5335 Wisconsin Avenue, N.W., Suite 780

Washington,  D.C. 20015

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    □

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  X

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    □

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    □

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    □

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    □

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer □	Accelerated filer	X
Non-accelerated filer □ (Do not check if a smaller reporting company)	Smaller reporting company	□

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee (7)
Debt Securities (3).............................................................................
Common Stock, $0.50 par value per share (3).........................................
Warrants (4)....................................................................................
Purchase Contracts (5).......................................................................
Units (6)...........................................................................................
Total.................................................................................................	$50,000,000		$50,000,000	$5,035

(1)Information as to each class of security has been omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(2)Estimated for the sole purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act and exclusive of accrued interest, distributions and dividends, if any.  Subject to Rule 462(b) under the Securities Act, the aggregate public offering price of all securities registered hereby will not exceed $50,000,000.  Such amount represents the issue price rather than the principal amount of any debt securities issued at an original issue discount.

(3)Such indeterminate principal amount of debt securities or common stock as may, from time to time, be issued (i) at indeterminate prices or (ii) without separate consideration upon conversion, redemption, exercise or exchange of securities registered hereunder, to the extent any such securities are, by their terms, convertible into or exchangeable for other securities registered hereunder, or as shall be issuable pursuant to antidilution provisions.

(4)Warrants may be sold separately or together with our debt securities or common stock. Includes an indeterminate number of our debt securities or shares of common stock to be issuable upon the exercise of warrants for such securities.

(5)Such indeterminate number of purchase contracts as may, from time to time, be issued at indeterminate prices obligating holders to purchase from or sell to us, and obligating us to sell or purchase from the holders, a specific number of our shares of common stock or debt securities at a future date or dates.

(6)Such indeterminate number of units as may, from time to time, be issued at indeterminate prices, each representing ownership of one or more of the securities described herein.

 (7)    Previously paid.

The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and has not yet been declared effective. The securities may not be sold until the registration statement has been declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 8, 2016

 PROSPECTUS

$50,000,000

Evans Bancorp, Inc.

Debt Securities

Common Stock

Warrants

Purchase Contracts

Units

We may offer and sell from time to time up to $50.0 million of unsecured debt securities, which may consist of notes, debentures, or other evidences of indebtedness; shares of common stock; purchase contracts; warrants to purchase other securities; and units consisting of any combination of the above securities.  This prospectus provides you with a general description of the securities listed above. Each time we offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement, and, if necessary, a pricing supplement, that will describe the specific amounts, prices and terms of the securities being offered. These supplements may also add, update or change information contained in this prospectus. To understand the terms of the securities offered, you should carefully read this prospectus with the applicable supplements, which together provide the specific terms of the securities we are offering.

Our common stock is traded on the NYSE MKT under the symbol “EVBN.”

This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement and any applicable pricing supplement for those securities.

You should read this prospectus and any supplements carefully before you invest. Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors,” on page 3 of this prospectus, in any prospectus supplement and in the documents we file with the Securities and Exchange Commission that are incorporated in this prospectus by reference for a discussion of certain risks and uncertainties you should consider.

These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We may provide information to you about the securities we are offering in three separate documents that progressively provide more detail:

•	this prospectus, which provides general information about Evans Bancorp, Inc. and the securities being registered, some of which may not apply to your securities;

•

a prospectus supplement, which describes the terms of a particular issuance of securities, some of which may not apply to your securities and which may not include information relating to the prices of the securities being offered; and

•	if necessary, a pricing supplement, which describes the pricing terms of your securities.

If the terms of your securities vary among the pricing supplement, the prospectus supplement and the prospectus, you should rely on the information in the following order of priority:

•	the pricing supplement, if any;

•	the prospectus supplement; and

•	this prospectus.

We include cross-references in this prospectus and the prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the prospectus supplement provide the pages on which these captions are located.

Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

1

Page
ABOUT THIS PROSPECTUS .............................................................................................................	1

WHERE YOU CAN FIND MORE INFORMATION .....................................................................................	1

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE................................................................	1

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...........................................................	2

RISK FACTORS.............................................................................................................................	3

OUR COMPANY............................................................................................................................	3

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES ...............................................................	4

USE OF PROCEEDS.......................................................................................................................	4

REGULATION AND SUPERVISION.....................................................................................................	5

DESCRIPTION OF SECURITIES .........................................................................................................	5
Debt Securities.....................................................................................................................................................	5
Common Stock.........................................................................................................................	12
Warrants.................................................................................................................................	13
Purchase Contracts...................................................................................................................	14
Units.....................................................................................................................................	15
GLOBAL SECURITIES...................................................................................................................................................	15

PLAN OF DISTRIBUTION.................................................................................................................	18

LEGAL OPINIONS...........................................................................................................................	19

EXPERTS.....................................................................................................................................	19

2

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell the debt securities, common stock, warrants, purchase contracts, or units consisting of a combination of any of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $50.0 million.  This prospectus provides you with a general description of the securities covered by it. Each time we offer these securities, we will provide a prospectus supplement and, if necessary, a pricing supplement, that will contain specific information about the terms of the offer. The prospectus supplement and any pricing supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the prospectus supplement and any pricing supplement together with the additional information described under the heading “Where You Can Find More Information.”

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Evans Bancorp,” the “Company,” “we,” “us,” “our” or similar references mean Evans Bancorp, Inc. and references to the “Bank” mean Evans Bank.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. Our SEC filings are also available to you on the SEC’s Internet site at http://www.sec.gov.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC.

SEC Filings	Period or Filing Date (as applicable)
Annual Report on Form 10-K.....................................................	Year ended December 31, 2015, as amended on March 23, 2016

Current Reports on Form 8-K (in each case other than those portions furnished under Item 2.02 or 7.01 of Form 8-K)	February 4, 2016 February 17, 2016

The description of our common stock set forth in the registration statement on Form 10 (No. 000-18539) and any amendment or report filed with the SEC for the purpose of updating this description	April 30, 1999

In addition, we also incorporate by reference all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of our initial registration statement relating to the securities covered by this prospectus until the completion of the distribution of such securities. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than current reports furnished under Items 2.02 or 7.01 of Form 8-K), as well as proxy statements.

The information incorporated by reference contains information about us and our financial condition and is an important part of this prospectus.

You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s Internet site at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus from us by requesting them in writing or by telephone from us at:

Corporate Secretary

Evans Bancorp, Inc.

One Grimsby Drive

Hamburg, New York 14075

(716) 926-2000

 In addition, we maintain a corporate website, www.evansbank.com.  We make available, through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this Registration Statement.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make statements in this prospectus and the documents incorporated into it by reference that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”).  Such forward-looking statements, in addition to historical information, involve risk and uncertainties, and are based on the beliefs, assumptions and expectations of management of the Company.  Words such as “expects,” “believes,” “should,” “plans,” “anticipates,” “will,” “potential,” “could,” “intend,” “may,” “outlook,” “predict,” “project,” “would,” “estimated,” “assumes,” “likely,” and variation of such similar expressions are intended to identify such forward-looking statements.  Forward-looking statements speak only as of the date they are made.  Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possible materially, from those that we anticipated in our forward-looking statements and future results could differ materially from historical performance.

Our forward-looking statements are subject to the following principal risks and uncertainties:

•	changes in economic conditions including an economic recession that could affect the value of real estate collateral and the ability for borrowers to repay their loans;

•	the timing and amount of revenues that we may recognize;
•	increased competition among depository and other financial institutions;
•	inflation and changes in the interest rate environment (including changes in the shape of the yield curve) that reduce our margins or fair value of financial instruments;
•	our ability to enter new markets successfully and capitalize on growth opportunities;
•	changes in consumer spending, borrowing and savings habits;
•	legislative and regulatory changes, including increases in Federal Deposit Insurance Corporation (“FDIC”) insurance rates;
•	monetary and fiscal policies of the federal government, including the impact of the current government effort to restructure the U.S. financial and regulatory system;
•	changes in tax policies, rates and regulations of federal, state and local tax authorities;
•	changes in interest rates; deposit flows;
•	the cost of funds; demand for loan products and other financial services; competition;
•	changes in the quality and composition of the Bank’s loan and investment portfolios;
•	changes in management’s business strategies;
•	changes in accounting principles, policies or guidelines;
•	changes in real estate values; and
•	a variety of other matters which, by their nature, are subject to significant uncertainties.

We provide greater detail regarding some of these factors in our Form 10-K for the year ended December 31, 2015, including the Risk Factors section of that report and in our other filings we make with the SEC.  Our forward-looking statements may also be subject to other risks and uncertainties, including those that we may discuss elsewhere in other documents we file with the SEC from time to time.

You should not place undue reliance on these forward-looking statements, which reflect our expectations only as of the date of this prospectus. We do not assume any obligation to revise forward-looking statements except as may be required by law.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus, the prospectus supplement or any applicable pricing supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

OUR COMPANY

We are a New York corporation formed in 1988 to become the holding company for Evans Bank.  We are registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.  Our primary business is the operation of our subsidiaries:  (1) Evans Bank, N.A., which provides a full range of banking services to consumer and commercial customers in Western New York; and (2) Evans National Financial Services, LLC (“ENFS”), which owns 100% of the membership interests in The Evans Agency, LLC (“TEA”), which sells various premium-based insurance policies on a commission basis.  At December 31, 2015, we had total assets of $939 million, net loans and leases of $761 million, deposits of $803 million and total stockholders’ equity of $91 million.

Evans Bank is a nationally chartered bank that has its headquarters at One Grimsby Drive, Hamburg, NY, and a total of 13 full-service banking offices in Erie County and Chautauqua County, New York.  The Bank offers deposit products, which include checking and NOW accounts, savings accounts, and certificates of deposit, as its principal source of funding.  The Bank’s deposits are insured up to the maximum permitted by the Bank Insurance Fund (the “Insurance Fund”) of the Federal Deposit Insurance Corporation (“FDIC”).  The Bank offers a variety of loan products to its customers, including commercial and consumer loans and commercial and residential mortgage loans.

As is the case with banking institutions generally, the Bank’s operations are significantly influenced by general economic conditions and by related monetary and fiscal policies of banking regulatory agencies, including the Federal Reserve Board (“FRB”) and FDIC.  The Bank is also subject to the supervision, regulation and examination of the Office of the Comptroller of the Currency of the United States of America (the “OCC”).

TEA is a property and casualty insurance agency headquartered in Hamburg, New York, with offices located throughout Western New York.  TEA is a full-service insurance agency offering personal, commercial and financial services products.  For the year ended December 31, 2015, TEA had total revenue of $7 million.   TEA’s primary market area is Erie, Chautauqua, Cattaraugus and Niagara counties.  Most lines of personal insurance are provided, including automobile, homeowners, boat, recreational vehicle, landlord, and umbrella coverage.  Commercial insurance products are also provided, consisting of property, liability, automobile, inland marine, workers compensation, bonds, crop and umbrella insurance.  TEA also provides the following financial services products:  life and disability insurance, Medicare supplements, long term care, annuities, mutual funds, retirement programs and New York State Disability.

Our principal executive offices are located at One Grimsby Drive, Hamburg, New York 14075, and our telephone number is (716) 926-2000.

Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” on page 1 of this prospectus.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

Our consolidated ratios of earnings to fixed charges were as follows for the periods presented:

	Years Ended December 31,
	2015	2014	2013	2012	2011

Ratios of Earnings to Fixed Charges:
Including deposit interest.........................................	3.87x	3.32x	3.24x	3.05x	2.25x
Excluding deposit interest.......................................	17.59x	12.49x	10.69x	10.41x	7.56x

For the purpose of computing the consolidated ratio of earnings to fixed charges, “earnings” consist of income before income taxes plus fixed charges.  “Fixed charges” consist of interest on borrowings, including interest payments of the junior subordinated debentures underlying the trust preferred securities issued by a subsidiary of the Company, and one-third of rent expense, which approximates the interest component of rent expense.  In addition, where indicated fixed charges includes interest on deposits.  We currently have no shares of preferred stock authorized or outstanding and accordingly have not paid any preferred stock dividends during the periods presented.  A statement setting forth details of the computation of the ratios of earnings to fixed charges is included as Exhibit 12.1 to the registration statement of which this prospectus is a part.

USE OF PROCEEDS

The Company intends to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the prospectus supplement relating to a specific issue of securities. The Company’s general corporate purposes will likely include support for organic growth, and may also include, among other things, financing possible acquisitions of branches or other financial institutions, diversification into other banking-related businesses, extending credit to, or funding investments in, our subsidiaries, repaying, reducing or refinancing indebtedness, or repurchasing our outstanding common stock.

The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, our subsidiaries’ funding requirements, the availability of other funds and other factors. Until we use the net proceeds from the sale of any of the securities for general corporate purposes, we will use the net proceeds to reduce our indebtedness or for temporary investments. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our corporate strategies to support our growth, to fund our subsidiaries, or otherwise.

REGULATION AND SUPERVISION

 As a bank holding company controlling the Bank, we are subject to the Bank Holding Company Act of 1956, as amended (“BHCA”), and the rules and regulations of the Board of Governors of the Federal Reserve System (“Federal Reserve Board”) under the BHCA applicable to bank holding companies. We are required to file reports with, and otherwise comply with the rules and regulations of the Federal Reserve Board and the SEC.

Our banking subsidiary, Evans Bank, is a national bank organized under the laws of the United States of America. The lending, investment, and other business operations of the Bank are governed by federal law and regulations and the Bank is prohibited from engaging in any operations not specifically authorized by such laws and regulations. The Bank is subject to extensive regulation by the Office of the Comptroller of the Currency (“OCC”) and to a lesser extent by the FDIC, as its deposit insurer as well as by the Federal Reserve Board. The Bank’s deposit accounts are insured up to applicable limits by the FDIC under its Deposit Insurance Fund.

These regulatory authorities have extensive enforcement authority over the institutions that they regulate to prohibit or correct activities that violate law, regulation or a regulatory agreement or which are deemed to be unsafe or unsound banking practices. Enforcement actions may include the appointment of a conservator or receiver, the issuance of a cease and desist order, the termination of deposit insurance, the imposition of civil money penalties on the institution, its directors, officers, employees and institution-affiliated parties, the issuance of directives to increase capital, the issuance of formal and informal agreements, the removal of or restrictions on directors, officers, employees and institution-affiliated parties, and the enforcement of any such mechanisms through restraining orders or other court actions. Any change in laws and regulations, whether by the OCC, the FDIC, the Federal Reserve Board or through legislation, could have a material adverse impact on us, our operations and our stockholders.

Because we are a holding company, our rights and the rights of our creditors and the holders of the securities we are offering under this prospectus to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

In addition, dividends, loans and advances from the Bank to us are restricted by federal law.

For a discussion of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries, and specific information relevant to us and the Bank, you should refer to our Annual Report on Form 10-K for the year ended December 31, 2015, and any other subsequent reports filed by us with the SEC, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of depositors and the Deposit Insurance Fund that insures deposits of the Bank, rather than for the protection of security holders.

DESCRIPTION OF THE SECURITIES

This prospectus contains a summary of the debt securities, common stock, warrants, purchase contracts, and units that may be offered under this prospectus. The following summaries are not meant to be a complete description of each security.  However, this prospectus, the prospectus supplement and the pricing supplement, if applicable, contain the material terms and conditions for each security.  You should read all of these documents as well as the documents filed as exhibits to or incorporated by reference to this registration statement.  Capitalized terms used in this prospectus that are not defined will have the meanings given them in these documents.

Description of Debt Securities

General

We may issue senior debt securities or subordinated debt securities. Senior debt securities will be issued under an indenture, referred to as the “senior indenture,” and subordinated debt securities will be issued under a separate indenture, referred to in this Section as the “subordinated indenture.” The senior indenture and the subordinated indenture are referred to in this section as the “indentures.”  The senior debt securities and the subordinated debt securities are referred to in this section as the “debt securities.”  The debt securities will be our direct unsecured general obligations.

This prospectus describes the general terms and provisions of the debt securities.  When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus.  The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

The following briefly describes the general terms and provisions of the debt securities and the indentures.  We have not restated these indentures in their entirety in this description. We have filed the forms of the indentures, including the forms of debt securities, as exhibits to the registration statement of which this prospectus is a part. We urge you to read the indentures, because they, and not this description, control your rights as holders of the debt securities. The following description of the indentures is not complete and is subject to, and qualified in its entirety by reference to, all the provisions in the respective indentures. In the summary below, we have included references to section numbers of the applicable indenture so that you can easily locate these provisions. Capitalized terms used in the summary have the meanings specified in the indentures.

Neither indenture limits the amount of debt securities that we may issue under the indenture from time to time in one or more series. We may in the future issue debt securities under either indenture. At the date of this prospectus, we had not issued any debt securities under either indenture.

Neither indenture contains provisions that would afford holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise adversely affect our capital structure or credit rating.

The debt securities will be our exclusive obligations. Neither indenture requires our subsidiaries to guarantee the debt securities. As a result, the holders of debt securities will generally have a junior position to claims of all creditors.

Terms of Each Series of Debt Securities Provided in the Prospectus Supplement

A prospectus supplement and any supplemental indenture relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following (Section 301):

•	the form and title of the debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities and the terms of subordination;

•	the principal amount of the debt securities;

•	the denominations in which the debt securities will be issued;

•	the portion of the principal amount which will be payable if the maturity of the debt securities is accelerated;

•	the currency or currency unit in which the debt securities will be paid, if not U.S. dollars;

•	any right we may have to defer payments of interest by extending the dates payments are due and whether interest on those deferred amounts will be payable as well;

•	the place where the principal of, and premium, if any, and interest on any debt securities will be payable;

•	the date or dates on which the debt securities will be issued and the principal, and premium, if any, of the debt securities will be payable;

•	the rate or rates which the debt securities will bear interest and the interest payment dates for the debt securities;

•	any mandatory or optional redemption provisions;

•

the terms, if any, upon which the debt securities are convertible into other securities of ours and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	any deletion from, changes of or additions to the covenants or the Events of Default (as defined below) under “Provisions in Both Indentures – Events of Default and Remedies”;

•	any changes to the terms and condition upon which the debt securities can be defeased or discharged;
•	any restriction or other provision with respect to the transfer or exchange of the debt securities;

•	the identity of any other trustee, paying agent and security registrar, if other than the trustee; and

•	any other terms of the debt securities.

We will maintain in each place specified by us for payment of any series of debt securities an office or agency where debt securities of that series may be presented or surrendered for payment, where debt securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities of that series and the related indenture may be served (Section 1002).

Debt securities may be issued under an indenture as original issue discount securities to be offered and sold at a substantial discount below their principal amount. Material federal income tax, accounting and other considerations applicable to any such original issue discount securities will be described in any related prospectus supplement. “Original issue discount security” means any security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof as a result of the occurrence of an Event of Default and the continuation thereof (Section 101).

Provisions Only in the Senior Indenture

Payment of the principal, premium, if any, and interest on the senior debt securities will rank equally in right of payment with all of our other unsecured senior debt.

Provisions Only in the Subordinated Indenture

Payment of the principal, premium, if any, and interest on the subordinated debt securities will be subordinate and junior in priority of payment to prior payment in full of all of our senior indebtedness, including senior debt securities and other debt to the extent described in a prospectus supplement (Section 1401 of the subordinated indenture).

If any of the following circumstances has occurred, payment in full of all principal, premium, if any, and interest must be made or provided for with respect to all outstanding senior indebtedness before we can make any payment or distribution of principal, premium, if any, or interest on the subordinated debt securities:

•	any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding relating to us or to our property has been commenced;

•	any voluntary liquidation, dissolution or other winding up relating to us has been commenced, whether or not such event involves our insolvency or bankruptcy;

•	any assignment by us for the benefit of creditors, or any other marshaling of our assets;

•

any default with respect to the payment of any senior indebtedness beyond any applicable grace period, or any event of default with respect to senior indebtedness which permits its holders to accelerate the maturity of the senior indebtedness, has occurred and is continuing, or if any judicial proceeding is pending with respect to any such default in payment or event of default.

Subordinated Debt Securities Intended to Qualify as Tier 2 Capital

Unless otherwise stated in the applicable prospectus supplement, it is currently intended that the subordinated debt securities will qualify as Tier 2 Capital under the guidelines established by the Federal Reserve for bank holding companies. The guidelines set forth specific criteria for subordinated debt to qualify as Tier 2 Capital. Among other things, the subordinated debt must:

•	be unsecured;

•	have a minimum average maturity of five years;

•	be subordinated in right of payment;

•	not contain provisions permitting the holders of the debt to accelerate payment of principal prior to maturity except in the event of bankruptcy of the issuer;

•	not contain provisions permitting the issuer of the debt to redeem the security prior to the maturity date without the prior approval of the Federal Reserve; and

•

not contain provisions that would adversely affect liquidity or unduly restrict management’s flexibility to operate the organization, particularly in times of financial difficulty, such as limitations on additional secured or senior borrowings, sales or dispositions of assets or changes in control.

Provisions in Both Indentures

Consolidation, Merger or Asset Sale

Each indenture generally allows us to consolidate or merge with a domestic person, association or entity. They also allow us to sell, lease or transfer our property and assets substantially as an entirety to a domestic person, association or entity. If this happens, the remaining or acquiring person, association or entity must assume all of our responsibilities and liabilities under the indentures including the payment of all amounts due on the debt securities and performance of the covenants in the indentures.

However, we will only consolidate or merge with or into any other person, association or entity or sell, lease or transfer our assets substantially as an entirety according to the terms and conditions of the indentures, which require that:

•	the remaining or acquiring person, association or entity is organized under the laws of the United States, any state within the United States or the District of Columbia;

•	the remaining or acquiring person, association or entity assumes our obligations under the indentures; and

•	immediately after giving effect to the transaction, no Default or Event of Default, as defined below, shall have occurred and be continuing.

The remaining or acquiring person, association or entity will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. Thereafter, the successor may exercise our rights and powers under the indentures, in our name or in its own name. If we sell or transfer all or substantially all of our assets, we will be released from all our liabilities and obligations under any indenture and under the debt securities. If we lease all or substantially all of our assets, we will not be released from our obligations under the indentures (Sections 801 and 802).

Events of Default and Remedies

In the indentures, Default with respect to any series of debt securities means any event which is, or after notice or lapse of time or both would become, an Event of Default.

In the indentures, Event of Default with respect to any series of debt securities means any of the following (Section 501):

•	failure to pay the principal of or any premium on any debt security of that series when due;

•	failure to pay interest on any debt security of that series for 30 days;

•

subject to certain exceptions, failure to perform any other covenant in the indenture, other than a covenant default in the performance of which has expressly been included in the indenture solely for the benefit of series of debt securities other than that series, that continues for 90 days after being given written notice as specified in the indenture;

•	our bankruptcy, insolvency or reorganization; or

•	any other Event of Default included in any indenture or supplemental indenture.

If an Event of Default with respect to a series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of all of the outstanding debt securities of a particular series may declare the principal of all the debt securities of that series to be due and payable. When such declaration is made, such amounts will be immediately due and payable. The holders of a majority in principal amount of the outstanding debt securities of such series may rescind such declaration and its consequences if all existing Events of Default have been cured or waived, other than nonpayment of principal or interest that has become due solely as a result of acceleration (Section 502).

Holders of a series of debt securities may not enforce the indenture or the series of debt securities, except as provided in the indenture or a series of debt securities (Section 507). The trustee may require indemnity satisfactory to it before it enforces the indenture or such series of debt securities (Section 603). Subject to certain limitations, the holders of a majority in principal amount of the outstanding debt securities of a particular series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power of the trustee (Section 512). The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers such withholding of notice to be in the best interests of the holders (Section 602).

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under an indenture. Further, an Event of Default under the debt securities of any series will not necessarily constitute an event of default under our other indebtedness or vice versa.

Modification of Indentures

Under each indenture, generally we and the trustee may modify our rights and obligations and the rights of the holders with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of any series affected by the modification, voting as one class. No modification of the principal or interest payment terms, requirement that the Company maintain an office or agency for matters related to the debt securities, reduction of the percentage consent required for modifications, or impairment of the right to institute suit for the payment on debt securities of any series when due, is effective against any holder without its consent (Section 902).

In addition, we and the trustee may enter into supplemental indentures without the consent of any holder of the debt securities to make certain technical changes, such as (Section 901):

•	curing ambiguities or correcting defects or inconsistencies;

•	evidencing the succession of another person to us, and the assumption by that successor of our obligations under the applicable indenture and the debt securities of any series;

•	providing for a successor trustee;

•	qualifying the indentures under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•	complying with the rules and regulations of any securities exchange or automated quotation system on which debt securities of any series may be listed or traded.

Discharging Our Obligations

We may choose either to discharge our obligations on the debt securities of any series in a legal defeasance, or to release ourselves from our covenant restrictions on the debt securities of any series in a covenant defeasance. We may do so at any time on the 91st day after we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of the series. If we choose the legal defeasance option, the holders of the debt securities of the series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities, replacement of lost, stolen or mutilated debt securities, conversion or exchange of debt securities, sinking fund payments and receipt of principal and interest on the original stated due dates or specified redemption dates (Section 1302).

We may discharge our obligations on the debt securities of any series or release ourselves from covenant restrictions only if we meet certain requirements. Among other things, we must deliver an opinion of our legal counsel that the discharge will not result in holders having to recognize taxable income or loss or subject them to different tax treatment. In the case of legal defeasance, this opinion must be based on either an IRS letter ruling or change in federal tax law. We may not have a default on the debt securities discharged on the date of deposit. The discharge may not violate any of our agreements. The discharge may not result in our becoming an investment company in violation of the Investment Company Act of 1940.

Information Concerning the Indenture Trustee

Under provisions of the indentures and the Trust Indenture Act, if a trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the trustee shall either eliminate such interest or resign in the manner provided by the indentures. Any resignation will require the appointment of a successor trustee under the applicable indenture in accordance with its terms and conditions.

The trustee may resign with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The trustee may be removed with respect to a series of debt securities by the Company under certain circumstances, or by the holders of a majority in aggregate principal amount of such series at any time (Section 610).

Each indenture contains certain limitations on the right of the trustee thereunder, in the event that it becomes our creditor, to obtain payment of claims in some cases, or to realize on property received in respect of any such claim, as security or otherwise (Section 613).

The trustee is required to submit an annual report to the holders of the debt securities regarding, among other things, the trustee’s eligibility to serve, the priority of the trustee’s claims regarding certain advances made by it, and any action taken by the trustee materially affecting the debt securities.  However, no annual report is required to be submitted if no event described in Section 313(a) of the Trust Indenture Act has occurred within the 12 months preceding the reporting date (Section 703).

Each indenture provides that, in addition to other certificates or opinions that may be specifically required by other provisions of an indenture, every application by us for action by the trustee shall be accompanied by a certificate of our officers and an opinion of counsel, who may be our counsel, stating that, in the opinion of the signers, we have complied with all conditions precedent to the action (Section 102).

No Personal Liability of Officers, Directors, Employees or Shareholders

Our officers, directors, employees and shareholders will not have any liability for our obligations under the indentures or the debt securities by way of his or her status. Each holder of debt securities, by accepting a debt security, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the debt securities.

Form, Denominations and Registration; Global Securities; Book Entry Only System

Unless otherwise indicated in a prospectus supplement, the debt securities of a series will be issued only in fully registered form, without coupons, in denominations of $1,000 or integral multiples thereof (Section 302). You will not have to pay a service charge to transfer or exchange debt securities of a series, but we may require you to pay for taxes or other governmental charges due upon a transfer or exchange (Section 305).

Unless otherwise indicated in a prospectus supplement, each series of debt securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) or any successor depositary, which we call a “depositary,” and will be represented by one or more global notes registered in the name of Cede & Co., as nominee of DTC. The interests of beneficial owners in the global notes will be represented through financial institutions acting on their behalf as direct or indirect participants in DTC. See “Description of Global Securities,” for the procedures for transfer of interests in securities held in global form.

Description of Common Stock

We are authorized to issue 10,000,000 shares of common stock, par value of $0.50 per share.  As of December 31, 2015, we had 4,257,179 shares of common stock outstanding.   Each share of common stock has the same relative rights as, and is identical in all respects to, each other share of common stock.

Dividends

The holders of our common stock are entitled to receive and share equally in such dividends, if any, declared by the board of directors out of funds legally available therefor.  Under the New York Business Corporation Law, we may pay dividends on our outstanding shares except when the Company is insolvent or would be made insolvent by the dividend. In addition, we may pay dividends out of surplus only, so that our net assets remaining after such payment shall at least equal the amount of stated capital.

Voting Rights

The holders of our common stock are generally entitled to one vote per share.  Holders of our common stock are not entitled to cumulate their votes in the election of directors.

Liquidation

In the event of our liquidation, dissolution or winding up, the holders of our common stock would be entitled to receive, after payment or provision for payment of all our debts and liabilities, all of our assets available for distribution.

No Preemptive or Redemption Rights

Holders of our common stock are not entitled to preemptive rights with respect to any shares that may be issued. The common stock is not subject to redemption.

Provisions in Our Certificate of Incorporation, Our Bylaws and Federal Law Affecting Our Shareholders

Our certificate of incorporation and bylaws contain a number of provisions relating to corporate governance and rights of shareholders that might discourage future takeover attempts. As a result, shareholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of our board of directors or management more difficult.  Such provisions include, among others, the requirement of a supermajority vote of shareholders to approve certain business combinations and other corporate actions, a classified board of directors, and a provision in our certificate of incorporation allowing the board of directors to oppose a tender or other offer for our securities, including through the issuance of authorized but unissued securities or treasury stock or granting stock options, based on a wide range of considerations.  The foregoing is qualified in its entirety by reference to our certificate of incorporation and bylaws, both of which are on file with the SEC.

The Bank Holding Company Act generally would prohibit any company that is not engaged in financial activities and activities that are permissible for a bank holding company or a financial holding company from acquiring control of us. “Control” is generally defined as ownership of 25% or more of the voting stock or other exercise of a controlling influence. In addition, any existing bank holding company would need the prior approval of the Federal Reserve before acquiring 5% or more of our voting stock.  The Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring control of a bank holding company unless the Federal Reserve has been notified and has not objected to the transaction.  Under a rebuttable presumption established by the Federal Reserve, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as us, could constitute acquisition of control of the bank holding company.

Description of Warrants

We may issue warrants to purchase debt securities or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities or common stock, or any combination of those securities in the form of units, as described in the appropriate prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the prospectus supplement.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	any applicable anti-dilution provisions;

•	any applicable redemption or call provisions;

•	the circumstances under which the warrant exercise price may be adjusted;

•

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material United States federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the related debt securities or common stock will be separately transferable;

•	the principal amount of debt securities or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Description of Purchase Contracts

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities or common stock. The price of our debt securities or price per share of common stock, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•

whether the purchase contracts obligate the holder to purchase or sell, or both, our debt securities or common stock, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	United States federal income tax considerations relevant to the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered global form.

The applicable prospectus supplement will describe the terms of any purchase contracts.  The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

Description of Units

We may issue units comprised of two or more of the other securities described in this prospectus in any combination.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.  Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of the unit agreement governing the units;

•	United States federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered or global form.

The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the form of unit agreement which will be filed with the SEC in connection with the offering of such units, and, if applicable, collateral arrangements and depositary arrangements relating to such units.

GLOBAL SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, securities other than common stock will be issued in the form of one or more global certificates, or “global securities,” registered in the name of a depositary or its nominee.  Unless otherwise indicated in the applicable prospectus supplement, the depositary will be The Depository Trust Company, commonly referred to as DTC, and the securities will be registered in the name of Cede & Co. No person that acquires a beneficial interest in those securities will be entitled to receive a certificate representing that person’s interest in the securities except as described herein or in the applicable prospectus supplement.  Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders of securities issued in global form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of these securities.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.  DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates.  DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations.  DTC is a wholly owned subsidiary of the Depository Trust & Clearing Corporation, or DTCC.  DTCC, in turn, is owned by a number of DTC’s participants and subsidiaries of DTCC as well as by the New York Stock Exchange, Inc., the American Stock Exchange, LLC and the Financial Industry Regulatory Authority, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.  The rules applicable to DTC and DTC participants are on file with the SEC.

Persons that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through participants and indirect participants.  Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by our designated agent to Cede & Co., as nominee for DTC. DTC will forward such payments to its participants, who will then forward them to indirect participants or holders.  Holders will not be recognized by the relevant registrar, transfer agent, trustee or warrant agent as registered holders of the securities entitled to the benefits of our certificate of incorporation or the applicable indenture, warrant agreement, trust agreement, guarantee or other applicable security.  Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations as currently in effect, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants.  DTC rules require participants and indirect participants with which beneficial securities owners have accounts to make book-entry transfers and receive and transmit payments on behalf of their respective account holders.

Because DTC can act only on behalf of participants, who in turn act only on behalf of participants or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities issued in global form to pledge such securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for these securities.

DTC will take any action permitted to be taken by a registered holder of any securities under our certificate of incorporation or the relevant indenture, warrant agreement, trust agreement, guarantee or other applicable security only at the direction of one or more participants to whose accounts with DTC such securities are credited.

Unless otherwise indicated in the applicable prospectus supplement, a global security will be exchangeable for the relevant definitive securities registered in the names of persons other than DTC or its nominee only if:

•

DTC notifies us that it is unwilling or unable to continue as depositary for that global security or if DTC ceases to be a clearing agency registered under the Exchange Act when DTC is required to be so registered;

•

we execute and deliver to the relevant registrar, transfer agent, trustee and/or warrant agent an order complying with the requirements of the applicable indenture, trust agreement, warrant agreement, guarantee or other security that the global security will be exchangeable for definitive securities in registered form; or

•

there has occurred and is continuing a default in the payment of any amount due in respect of the securities or, in the case of debt securities, an event of default or an event that, with the giving of notice or lapse of time, or both, would constitute an event of default with respect to these debt securities.

Any global security that is exchangeable under the preceding sentence will be exchangeable for securities registered in such names as DTC directs.

Upon the occurrence of any event described in the preceding paragraph, DTC is generally required to notify all participants of the availability of definitive securities.  Upon DTC surrendering the global security representing the securities and delivery of instructions for re-registration, the registrar, transfer agent, trustee or warrant agent, as the case may be, will reissue the securities as definitive securities, and then such persons will recognize the holders of such definitive securities as registered holders of securities entitled to the benefits of our certificate of incorporation or the relevant indenture trust agreement and/or warrant agreement or other security.

Redemption notices will be sent to Cede & Co. as the registered holder of the global securities.  If less than all of a series of securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Except as described above, the global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depositary we appoint.  Except as described above, DTC may not sell, assign, transfer or otherwise convey any beneficial interest in a global security evidencing all or part of any securities unless the beneficial interest is in an amount equal to an authorized denomination for these securities.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof.  None of us, any trustees, any registrar and transfer agent or any warrant agent, or any agent of any of them, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds.  In contrast, beneficial interests in a global security, in some cases, may trade in the DTC’s same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by DTC to settle in immediately available funds.  There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests.  Also, settlement for purchases of beneficial interests in a global security upon the original issuance of the security may be required to be made in immediately available funds.

PLAN OF DISTRIBUTION

We may sell our securities in any of three ways (or in any combination thereof):

•	through underwriters or dealers;

•	directly to purchasers; or

•	through agents.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering.  The prospectus supplement will set forth the terms of the offering of such stock, including:

•	the name or names of any underwriters, dealers or agents and the type and amounts of securities underwritten or purchased by each of them;
•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and
•	any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters.  Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent.  The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We may sell the securities through agents from time to time.  The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them.  Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.  Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement indicates in connection with those derivatives then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions.  If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities.  The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

LEGAL OPINIONS

The validity of the securities offered hereby will be passed upon for us by Luse Gorman, PC, Washington, D.C.

EXPERTS

The consolidated balance sheets of Evans Bancorp, Inc. and subsidiaries as of December 31, 2015 and 2014, and the related consolidated statements of income, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2015, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015, have been included (incorporated by reference) herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the year ended December 31, 2015 and incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

Set forth below is an estimate of the approximate amount of fees and expenses which we may incur in connection with the issuance and distribution of the securities being registered, other than underwriting compensation.

Securities and Exchange Commission registration fee...........................................	$ 5,035
Listing fees...................................................................................................	*
Accounting fees and expenses.........................................................................	*
Legal fees and expenses.................................................................................	*
Blue Sky expenses.........................................................................................	*
Printing.........................................................................................................	*
Trustee’s expenses.........................................................................................	*
Fees of rating agencies...................................................................................	*
Transfer agent fees and expenses.....................................................................	*
Miscellaneous expenses.................................................................................	*
Total	$5,035

__________________________

*  These fees and expenses depend on the securities offered and the number of securities issuances and cannot be estimated at this time.

Item 15.  Indemnification of Directors and Officers.

Article 11 of the Certificate of Incorporation of Evans Bancorp, Inc. limits director liability as follows:

11.Director Liability.  A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages because of his breach as a director unless:

(A)  such liability is based upon a judgment or other final adjudication adverse to him which establishes:

(1)  that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law;

(2)  that he personally gained in fact a financial profit or other advantage to which he was not legally entitled; or

(3)  that his acts violated Section 719 of the New York Business Corporation Law; or

(B) such liability is for any act or omission preceding the adoption of this Article.

If the New York Business Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of directors, the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be further limited to the fullest extent permitted by the amended New York Business Corporation Law.

Article V of the Bylaws of Evans Bancorp, Inc. provides for indemnification of directors and officers as follows:

ARTICLE V. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 501. Right to Indemnification

Any person who was, is, or is threatened to be made a party to any action or proceeding, whether civil or criminal (including an action by or in the right of the Corporation or any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which any director or officer of the Corporation served in any capacity at the request of this Corporation), by reason of the fact that he or she, or his or her testator or intestate, is or was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, shall be indemnified by the Corporation against all judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense or appeal of any such action or proceeding, to the fullest extent permitted by the New York Business Corporation Law or other applicable law.

Section 502. Advancement of Expenses

Expenses incurred by a person entitled to indemnification under Section 501 of these Bylaws in defending or appealing any such action or proceeding shall be paid by the Corporation in advance of the final disposition of such action or proceeding; provided that the payment of expenses in advance of the final disposition of an action or proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of the director or officer to repay all amounts so advanced if it should be determined ultimately that the director or officer is not entitled to be indemnified.  The preceding right of indemnification shall be a contract right enforceable by the director or officer with respect to any claim, cause of action, action or proceeding accruing or arising while this Bylaw shall be in effect.

Section 503. Authorization of Indemnification

Any indemnification provided for by Section 501 shall be authorized in any manner provided by the NY BCL or other applicable law.

Section 504. Right of Claimant to Bring Suit

If a claim of indemnification is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to recover the expenses of prosecuting such claim.

Section 505. Non-Exclusivity of Rights

The rights conferred on any person under this Article shall not be exclusive of any other right which may exist under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

Section 506. Insurance

Subject to the laws of New York, the Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation against any expense, liability or loss of the general nature contemplated by this Article, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the laws of New York.

Section 507. Severability

It is the intent of the Corporation to indemnify its officers and directors to the fullest extent authorized by the laws of New York as they now exist or may hereafter be amended.  If any portion of this Article shall for any reason be held invalid or unenforceable by judicial decision or legislative amendment, the valid and enforceable provisions of this Article will continue to be given effect and shall be construed so as to provide the broadest indemnification permitted by law.

Item 16.  Exhibits.

The following is a list of exhibits filed as part of the Registration Statement:

1.1Form of Underwriting Agreement of Equity Securities*

1.2Form of Underwriting Agreement of Debt Securities*

3.1(i)Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3a of the Registrant’s Registration Statement on Form S-4 (Registration No. 33-25321), filed November 7, 1988)

3.1(ii)Certificate of Amendment to the Registrant’s Certificate of Incorporation (incorporated by reference to Exhibit 3.3 of the Registrant’s Form 10-Q for the fiscal quarter ended March 31, 1997, filed May 14, 1997)

3.2Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed May 26, 2015)

4.1Form of Indenture for Senior Debt Securities (including form of Note)

4.2Form of Indenture for Subordinated Debt Securities (including form of Note)

4.3Form of Purchase Contract Agreement*

4.4    Form of Warrant Agreement (including Form of Warrant Certificate)*

4.5Form of Unit Agreement*

4.6Indenture between the Registrant, as Issuer, and Wilmington Trust Company, as Trustee, dated as of October 1, 2004 (incorporated by reference to Exhibit 10.2 of the Registrant’s Form 10-Q for the fiscal quarter ended September 30, 2004, filed November 4, 2004)

5.1Opinion of Luse Gorman, PC

8.1 Opinion of counsel as to certain federal income tax matters*

12.1Computation of Consolidated Ratio of Earnings to Fixed Charges**

23.1Consent of KPMG LLP

23.2Consent of Luse Gorman, PC (included in Exhibit 5.1)

24.1Power of Attorney**

25.1Form T-1 Statement of Eligibility of the trustee under the Indenture for Senior Debt Securities**

25.2	Form T-1 Statement of Eligibility of the trustee under the Indenture for Subordinated Debt Securities**

________________________

*     To be filed by amendment with a prospectus supplement or incorporated by reference from a Current Report on Form 8-K.

**  Previously filed.

Item 17.  Undertakings.

The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv) any other communication that is an offer in the offering made by the registrant to the purchaser.

The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that for the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Hamburg, State of New York, on April 8, 2016.

                                                                        EVANS BANCORP, INC.

                                                                        By:  /s/ David J. Nasca

                                                                                David J. Nasca

                                                                                President and Chief Executive Officer

                                                                               (Duly Authorized Representative)

Signatures	Title	Date

/s/ David J. Nasca	President, Chief Executive Officer and	April 8, 2016
David J. Nasca	Director (Principal Executive Officer)

/s/ John B. Connerton	Treasurer (Principal Financial Officer)	April 8, 2016
John B. Connerton

*	Principal Accounting Officer	April 8, 2016
Nicholas J. Snyder

*	Chairman of the Board/Director	April 8, 2016
John R. O’Brien

*	Vice Chairman of the Board/Director	April 8, 2016
Lee C. Wortham

*	Director	April 8, 2016
James E. Biddle, Jr.

*	Director	April 8, 2016
Marsha S. Henderson

*	Director	April 8, 2016
Robert G. Miller, Jr.

*	Director	April 8, 2016
David R. Pfalzgraf, Jr.

*	Director	April 8, 2016
Michael J. Rogers

*	Director	April 8, 2016
Nora B. Sullivan

*	Director	April 8, 2016
Thomas H. Waring, Jr.

*Pursuant to a Power of Attorney previously filed with the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on March 29, 2016.

EXHIBIT INDEX

4.1Form of Indenture for Senior Debt Securities (including form of Note)

4.2Form of Indenture for Subordinated Debt Securities (including form of Note)

5.1Opinion of Luse Gorman, PC

23.1Consent of KPMG LLP

23.2Consent of Luse Gorman, PC (included in Exhibit 5.1)